Exhibit 10.20        Warrant Agreement of William Koehler

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT OR, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

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BLUEGATE CORPORATION
701 NORTH POST OAK ROAD
SUITE 600
HOUSTON, TEXAS 77024

STOCK PURCHASE WARRANT

Warrant No.: PP(4) – 5	Right to Purchase: 250,000 common shares
Date: July 12, 2007

THIS CERTIFIES THAT, for value received, William E. Koehler (the “Holder”), is entitled to purchase from BLUEGATE CORPORATION, a Nevada corporation (the “Company”), at any time from July 12, 2007 until 5:00 p.m. (EST) on July 12, 2012, 250,000 fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $0.17 per share, as adjusted.

1.             The Company is issuing this Warrant to the Holder pursuant to a private placement and Subscription Agreement dated July 12, 2007.  This Warrant constitutes part of a unit subscribed to by the Holder in the Subscription Agreement.

2.             (a)           To exercise this Warrant or any part of this Warrant, the Holder must deliver to the Company (collectively, the “Exercise Documentation”): (i) a completed exercise agreement a form of which is attached; (ii) this Warrant; and (iii) a check payable to the Company in an amount equal to the product of the exercise price and the number of shares the Holder desires to purchase.  The Company will, without charge, issue certificates for shares of Common Stock purchased upon exercise of this Warrant within five days after receipt of the Exercise Documentation.  Unless this Warrant has expired, or all of the purchase rights represented by this Warrant have been exercised, the Company will also prepare a new Warrant, substantially identical to this Warrant, representing the rights formerly represented by this Warrant which have not expired or been exercised.

(b)           If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Common Stock underlying this Warrant by the Holder, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the closing bid price on the trading day preceding the date of such election;

(B) =	the Exercise Price of the Warrants, as adjusted; and

(X) =	the number of shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

3.            The Company will at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but un-issued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and upon such issuance such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.             This Warrant does not and will not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

5.             Certain Adjustments.

(a)           Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the exercise price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of shares or other securities resulting from such adjustment at an exercise price per share or other security obtained by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of shares or other securities of the Company resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(c)           Pro Rata Distributions.  If the Company, at any time prior to the termination date of this Warrant, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to the above section), then in each such case the exercise price of this Warrant shall be adjusted by multiplying the exercise price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing bid price determined as of the record date mentioned above, and of which the numerator shall be such closing bid price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c)           Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.  For purposes of this Section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers,consolidations or disposition of assets.

(d)           Dilutive Issuances. If and whenever the Company issues or sells any shares of Common Stock (or any Common Stock equivalents such as convertible securities or warrants or options) for an effective consideration per share on a weighted average basis of less then the Common Stock Exercise Price or for no consideration (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then, the Common Stock Exercise Price shall be reduced to equal the Base Share Price, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Common Stock equivalents shall be deemed outstanding immediately after the issuance of such Common Stock equivalents. Such adjustment shall be made whenever such shares of Common Stock or Capital Share Equivalents are issued.

6.             Whenever the number of shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the exercise price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of shares (and other securities or property) purchasable upon the exercise of this Warrant and the exercise price of such shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

7.             Notice of Corporate Action.  If at any time:

(a)           the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)           there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 7.

8.             The construction, validity and interpretation of this Warrant will be governed by the laws of the State of  Texas and the Holder consents to the exclusive jurisdiction of, and venue in, the state courts in  Harris County in the State of Texas (or in the event of exclusive federal jurisdiction, the courts of the  Southern District of Texas).

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal.

BLUEGATE CORPORATION	ATTEST:

By:
Name: Stephen J. Sperco	Secretary
Title: Chief Executive Officer

EXHIBIT

EXERCISE AGREEMENT

To:           Bluegate Corporation

(1)      The undersigned hereby elects to purchase ________ shares of Bluegate Corporation. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)      Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of shares as is necessary, in accordance with the formula set forth in subsection 2(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(b).

(3)           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

The shares shall be delivered to the following:

[HOLDER]

By:
Name:
Title:

Dated: